Exhibit 99.1
Metalico, Inc.

FOR IMMEDIATE RELEASE
METALICO SCHEDULES MAY 6 CALL
FOR 2010 FIRST QUARTER RESULTS

CRANFORD, NJ, April 19, 2010 – Metalico, Inc. (AMEX:MEA) a scrap metal recycler and lead products fabricator, will host a conference call on Thursday, May 6, 2010 at 10:00 a.m. Eastern time to discuss its earnings results for the quarter ended March 31, 2010 and to provide an update on business developments. The Company is scheduled to release its First Quarter results earlier that day.

The conference call can be accessed by dialing (866) 213-8494, Conference Identification Number 70262512. Callers should identify the Metalico results call.

A transcript of the call will be posted on the Company’s website, www.metalico.com, when available after the call. An audio replay of the call will also be available at (800) 642-1687 or (706) 645-9291 for the first week after the call’s conclusion. Callers will be required to enter the Conference Identification Number to access the recording.

Metalico, Inc. is a holding company with operations in two principal business segments: ferrous and non-ferrous scrap metal recycling, and fabrication of lead-based products. The Company operates twenty-four recycling facilities in New York, Pennsylvania, Ohio, West Virginia, New Jersey, Texas, and Mississippi and four lead fabricating plants in Alabama, Illinois, and California. Metalico’s common stock is traded on NYSE Amex under the symbol MEA.

This announcement and the May 6 conference call may contain, in addition to historical information, certain forward-looking statements that involve risks and uncertainties. Such statements reflect management’s current views and are based on certain assumptions. Actual results could differ materially from the assumptions currently anticipated.

Contact:	Metalico, Inc.
Carlos E. Agüero, President and Chief Executive Officer Michael J. Drury, Executive Vice President info@metalico.com

186 North Avenue East Cranford, NJ 07016
(908) 497-9610 FAX: (908) 497-1097 www.metalico.com

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